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                              ALTA PETROLEUM, INC.
                        240 Saint Paul Street, Suite 310
                               Denver, Colorado
                                 80206-5115




July 10, 1996


PERSONAL AND CONFIDENTIAL
-------------------------


Java Centrale, Inc.
1610 Arden Way, Suite 145
Sacramento, CA
95815


Attention:  Mr. Steven J. Orlando
            Chief Financial Officer


Dear Mr. Orlando


Re:   PROPOSED STAND-BY LINE OF CREDIT (THE "FACILITY")
      JAVA CENTRALE, INC. (THE "COMPANY")
-------------------------------------------------------


We confirm our discussions regarding the Company's financial requirements for the next ten months. We understand that you have received a commitment from Mr. Naygrow dated June 24, 1996 as amended July 10, 1996 to fund $350,000 secured by a lien on certain assets (the "Primary Line") which includes a commitment from Senior Management of the Company to fund $175,000 (the "Management Line"). Alta Petroleum Inc. ("Alta") is prepared to provide the Facility on the terms and conditions set out below, which will become effective upon execution of this letter and payment of the Set Up Fee.


AMOUNT:            FOUR HUNDRED THOUSAND ($400,000) DOLLARS U.S.

TERM:             April 30, 1997

INTEREST RATE:     All amounts outstanding shall bear interest at an annual
                   rate equal to 15% per annum until repaid in full. Interest shall be payable monthly.

REPAYMENT:         Principal shall be repaid in full, at our election, out of the proceeds of any sale of assets or financing completed by the Company exceeding $1,000,000 during the Term, and in any event not later than April 30, 1997.

ADVANCES:          Funds will be advanced and may be repaid only in minimum
                   $100,000 increments.


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JAVA CENTRALE, INC.
July 10, 1996
Page 2



CONDITIONS:        Advances will be conditional upon the full amount having
                   been advanced under the Primary Line and the Management Line and the Company being in compliance with all terms and conditions of the loan and security documents comprising the Primary Line and the Management Line. All advances will be subject to the Company continuing to make satisfactory progress in the execution of its business plan as outlined in the Confidential Private Offering Memorandum dated
                   March 15, 1996 as amended.

SECURITY:          The Company will grant in favour of Alta, a lien on the
                   assets described in Exhibit A hereto subject only to the other liens also set forth in Exhibit A.

WARRANTS:          Upon execution of this commitment, Alta will be granted
                   warrants to purchase 50,000 common shares of the Company to expire June 30, 1997 at a price (the "Warrant Exercise
                   Price") equal to the lowest closing price of the Company stock between the date of this letter and June 30, 1997, not to exceed $1.00 per share. The Company shall use its best efforts to have the stock underlying the warrants registered for trading within 120 days of issuance and shall keep such registration statement current. In addition, Alta shall be granted warrants to purchase that number of shares of common stock of the Company as is determined by dividing the total amount advanced under the Facility by the Warrant Exercise Price, which warrants shall have an expiration date of June 30, 2000.
                   The warrants shall be in form satisfactory to Alta and shall include anti-dilution provision, net-exercise provisions, registration rights and such other provisions as are requested by Alta.

CONVERSION:        At the option of Alta the outstanding balance of the
                   Facility shall be convertible into common stock of the Company at any time during the term of the Facility and prior to repayment, at a conversion rate equal to the price per share determined as the Warrant Exercise Price state above. The Company shall use its best efforts to have such shares registered for trading within 120 days from the date conversion is requested.

NOTES: Each of the Advances will be evidenced by a Promissory Note having a due date of April 30, 1997.

FEES: Set Up Fee: The sum of $5,000 to be paid on acceptance and return of an executed copy of this letter.


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JAVA CENTRALE, INC.
July 10, 1996
Page 3



                   Stand-by Fees: One half of one percent ($2,000) per month, payable monthly in arrears during the Term.

                   Repayment Fee: When the Facility is paid in full Alta shall be paid a repayment fee equal to 10% of the principal amount repaid and Alta shall have the option to convert that fee into common shares of the Company at a conversion price equal to the "Warrant Exercise Price" stated above.

LEGAL: All reasonable legal and other agreed third party costs incurred in securing and operating the Facility shall be for the account of the Company.


We trust that the foregoing is in accord with our discussions and if so you should sign and return one copy of this letter together with your cheque for the Set Up Fee.


Yours truly,

ALTA PETROLEUM, INC.

/s/ LYLE P. EDWARDS
----------------------------------
Lyle P. Edwards
Vice President



encl.



ACKNOWLEDGED AND AGREED TO THIS
ELEVENTH DAY OF JULY, 1996

JAVA CENTRALE, INC.

Per /s/ STEVEN J. ORLANDO
   ---------------------------------
        Steven J. Orlando
        Chief Financial Officer



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                                  EXHIBIT A
                                  ---------


Liens to be granted to Alta Petroleum, Inc.:
--------------------------------------------


- UCC-1 filing on all assets of Paradise Bakery and Cafe Inc. and Java Centrale, Inc.

- A pledge of the income and royalty payments accruing due to Paradise Bakery and Cafe Inc. and Java Centrale, Inc.

- A pledge of 100% of the issued common stock of Paradise Bakery and Cafe Inc.


Subject only to the following liens:
------------------------------------


Java Centrale, Inc. $400,000 Note and filing for the Oh La La assets in San Francisco (Bridge Loan).

Paradise Bakery Inc. $330,000 Note and filing for the Paradise stores in Texas and two northern California Paradise stores (resulting from the Chart House/Founders acquisition).

Java Centrale, Inc. $965,000 Note and filing for the Paradise Franchisee receivables amounting to approximately $865,000 (results from the Chart House purchase).

Java Centrale, Inc. $146,000 Note and filing for the assets located at the Palo Alto Java location (results from lease financing after build out).

Java Centrale, Inc. $93,000 Note and filing for the assets located at the Palmdale Java location (results from the lease financing).

Java Centrale, Inc. $80,000 Note and filing for the assets located at the Plano location (results from the acquisition of the Plano franchisee).

Java Centrale, Inc. $20,000 Note and filing for the assets located at the Boston location (results from the acquisition of the Boston franchisee).

Paradise Baker, Inc. $45,000 Note and filing for the assets located at the Pleasanton location (results from the Founders acquisition).

Miscellaneous leases not in excess of $75,000.

All liens and charges granted pursuant to the Primary Line.

All liens and charges granted pursuant to the Management Line.